LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (the “Agreement”) is made and entered into as of this 27 day of January, 2005, by and between eRXSYS, Inc., a Nevada corporation, with an address at 18021 Sky Park. Circle, Suite G2, Irvine, California 92614 (“eRXSYS”), on the one hand, and TAPG LLC, a Louisiana limited liability company, with an address at 5033 Cornstock Circle, Keller, Texas 76248 (“TAPG”), on the other.

W I T N E S S E T H:

WHEREAS, eRXSYS and TAPG are parties to that certain joint venture agreement dated as of February 17, 2004 regarding the establishment of pharmacies (the “Venture”) utilizing the eRXSYS proprietary electronic prescription system in the region including Alaska, Oregon and Washington (the “Northwest Region”); and

WHEREAS, eRXSYS has requested that TAPG to make advances of cash in monthly installments of Forty Five Thousand Dollars ($45,000) to eRXSYS up to a maximum of Two Hundred Seventy Thousand Dollars ($270,000), the proceeds of which are to used exclusively for the operation of the pharmacies in the Northwest Region (in the aggregate, the “Northwest Loan”); and

WHEREAS, TAPG, in the spirit of their collaboration with eRXSYS in the Venture, desires to make the Northwest Loan; and

WHEREAS, TAPG and eRXSYS desire to set forth in this Agreement the terms and conditions for the Assured Pharmacies Northwest Loan.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.	Assured Pharmacies Northwest Loan and Promissory Note. As
evidence of the Northwest Loan, eRXSYS has delivered a properly executed Promissory Note (the“Note”) of even date herewith in the form attached hereto as Exhibit 1 to TAPG in exchange for its receipt of the initial advance of Forty Five Thousand Dollars ($45,000) and TAPG’s obligation hereunder to deliver an aggregate of Two Hundred Seventy Thousand Dollars in six monthly advances of Forty Five Thousand Dollars ($45,000) each, commencing on the anniversary of the signing.

2. Loan and Security Provisions. This section sets forth the loan and security provisions of the Assured Pharmacies Northwest Loan and the terms of this Section 2 shall be and hereby are incorporated by reference in the Note.

a) Payments of Principal. eRXSYS promises to pay to the order of TAPG, the principal amount of the Assured Pharmacies Northwest Loan in one lump sum payment on the Maturity Date.

b) Interest. The principal outstanding on the Assured Pharmacies Northwest Loan shall bear interest at a rate of seven percent (7%) per annum.
     Payments of interest shall be made quarterly in arrears.

c) Term. The term of Assured Pharmacies Northwest Loan shall be for twelve (12) months, beginning on the date hereof. The only payment of principal shall be due and payable on or before 5:00pm (Seattle Time) on January 14, 2006 (the Maturity Date”).

d) Method of Payment. All payments of Principal or Interest made on the Assured Pharmacies Northwest Loan shall be made by certified check, wire transfer or other mutually agreeable form of payment to TAPG its address specified herein. If the payment of Principal or Interest shall become due on a day that is not a business day, such payment shall be made on the next succeeding business day.

e) Defaults. The following events (hereinafter called “Events of Default”) shall constitute defaults under this Agreement and the Promissory Note.

(i) Nonpayment Failure of eRXSYS to make any payment of any
type under the terms of this Agreement and/or the Note, or of any of the agreements contemplated hereunder, on the date it is due.

(ii) Performance. Failure of eRXSYS to observe or covenant or term of this Agreement and perform any condition, all related agreements and documents; provided, however, that if such failure is susceptible to cure an Event of Default shall not occur unless such failure is not cured within five (5) days after TAGP gives eRXSYS written notice of same.

(iii) Representations. Failure of any representation or warranty made by the Borrower in connection with the execution and performance of this Agreement.

(iv) Financial difficulties. Financial difficulties of eRXSYS as evidenced by:

(A) any admission in writing of inability to pay debts as they become due; or

(B) the filing of a voluntary or involuntary petition in bankruptcy or under any chapters of the Bankruptcy Code. or under any federal or state statute providing for the relief of debtors; or

(C) making an assignment for the benefit of creditors; or

(D) consenting to the appointment of a trustee or receiver for all or a major part of any of its property; or

(E) the entry of a court order appointing a receiver or a trustee for all or a major part of its property; or

f) Remedies. If any one or more Events of Default occur and is continuing, TAPG may with prior written notice to eRXSYS accelerate all amounts due under the Assured Pharmacies Northwest Loan such that the same become forthwith due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived. In case any such Events of Default shall occur, TAPG shall be entitled to recover judgment against eRXSYS for all liabilities of eRXSYS to TAPG hereunder, either before, or after, or during the pendency of any proceedings for the enforcement, of any security interests, mortgages, pledges, or guarantees and, in the event of realization of any funds from any security or guarantee and application thereof to the payment of the amounts due under the Assured Pharmacies Northwest Loan, TAPG shall be entitled to enforce payment of and recover judgment for all amounts remaining due and unpaid on the Assured Pharmacies Northwest Loan. TAPG may proceed to protect and enforce its rights by any other appropriate proceedings, including action for the specific performance of any covenant or agreement contained in this Agreement and other written agreements held by TAPG.

g) Security. As security for the Assured Pharmacies Northwest Loan,

i) eRXSYS shall deliver fully executed forms UCC-l granting TAPG a security interest all of the assets of eRXSYS, exclusive of inventory and accounts receivables.

ii) eRXSYS pledges all its interest in the Assured Pharmacies Northwest Joint Venture with TAPG LLC.

h) Covenants. eRXSYS shall, as long as any principal amount is outstanding under the Assured Pharmacies Northwest Loan:

i)  Use the proceeds of the Assured Pharmacies Northwest Loan solely for the operational expenses of the pharmacies in the Northwest Region, provided, that none of the proceeds shall be used to purchase any inventory of prescription drugs.

ii) Provide TAPG with weekly prescription volume and revenue reports for the Northwest Region on a store by store basis.

iii) Provide TAPG with a monthly report of the use of proceeds of the prior month’s advance, with references tied to eRXSYS standard general ledger accounts,

3. TAPG Conversion Right. At any time prior to the Maturity Date, TAPG may at its sole option, elect to convert the Principal amount due under this Agreement and the Note into shares of common stock of eRXSYS at a rate of .60 per share. Notwithstanding the foregoing, the parties hereby acknowledge that TAPG will not elect to convert unless eRXSYS has: (a) obtained capital from third party sources in an amount sufficient to meet its cash flow requirements and (b) taken the steps necessary to contain its operating costs.

4. Representations of eRXSYS. eRXSYS hereby represents, covenants and warrants to TAPG that except as contemplated by this Agreement or any agreement related or disclosed to TAPG in writing or in any schedule or exhibit hereto:

a) Corporate Organization. eRXSYS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada,

                                             b) Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and the Note by eRXSYS has been duly authorized and approved by the Board of Directors of eRXSYS. No further corporate action is necessary on the part of eRXSYS to consummate this Agreement in accordance with its terms. eRXSYS has full authority to enter into and perform its obligations under this Agreement, and neither the execution, delivery nor performance by eRXSYS of this Agreement will (i) result in a violation or breach of any term or provision nor constitute a default under the Articles of Incorporation or bylaws of eRXSYS or under any contract or agreement to which eRXSYS is a party or by which it is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body, or (ii) result in a violation or breach of any term or provision, or constitute a default or accelerate the performance required, under any indenture, mortgage, deed of trust or other contract or agreement to which eRXSYS is a party or by which it or its properties is bound.

c) Title to Pledged Assets. eRXSYS represents that it owns, beneficially and of record, the Pledged Assets, free and clear of all liens, charges, claims, pledges and encumbrances of any kind or nature whatsoever;

d) Authorization, etc. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly and validly authorized by all necessary action on the part of eRXSYS. This Agreement is a valid and binding agreement of eRXSYS, enforceable in accordance with its terms, except that:

(i)	such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights; and

(ii)
the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. The execution, delivery and performance of this Agreement and the Note does not violate or conflict with any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to eRXSYS.

5. Reaffirmation of the Venture. The parties hereto hereby acknowledge and reaffirm that, except as specifically set forth in Section 6, this Agreement does not modify the terms of the Venture and that each party shall maintain its obligations thereunder, including, inter alia, the joint installation of the initial five (5) pharmacies in the Northwest Region.

      6. Miscellaneous.

a) Notices. Any notices to be given hereunder by any party to the other party may be effected either by personal delivery in writing or by registered or certified mail (postage prepaid with return receipt requested), overnight delivery service or facsimile (with a copy by registered mail). Mailed notices shall be addressed to the parties at the addresses appearing in the Note, but each party may change such address by written notice in accordance with this paragraph. The date upon which any such notice is received at the designated address shall be deemed to be the date of such notice.

b) Waivers. Any delay or forbearance by either party in exercising any right hereunder shall not be deemed a waiver of that right.

c) Entire Agreement. This Agreement, the Note, the UCC financing statements and the attached schedules and exhibits constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all agreements, either oral or written, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises,

     or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

d) Severability. If any provision of this Agreement shall be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of such provision shall be construed so as to render it enforceable, to the extent feasible; and if no feasible interpretation would save such provision, it shall be severed from this Agreement and the remainder shall remain in full force and effect. However, in the event such provision is considered an essential element of this Agreement, the parties shall promptly negotiate a replacement thereof

e) Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

f) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflicts of law principles.

g) Public Announcements. The parties agree to cooperate in the preparation of any public announcement or communication with any news media in respect of this Agreement.

h) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors, and permitted assigns.

i) Negotiated Agreement. This Agreement is the result of negotiations between the parties. Accordingly, no party to this Agreement shall be deemed to be the author of this Agreement and there shall be no presumption that this Agreement is to be construed for or against any party to this
    Agreement on the basis of the authorship of this Agreement.

j) Headings. The headings in this Agreement are inserted merely for the purpose of convenience and shall not affect the meaning or interpretation of this Agreement.

k) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

eRXSYS, INC.

By:      /s/ Richard D. Falcone
Name:	Richard D. Falcone
Title:	Chairman of The Board

TAPG LLC

By:      /s/ Thomas M. Aigner
                                                                                                                                    Name: Thomas M. Aiger
Title:	Chief Executive Officer